Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto), with respect to the securities Dover Motorsports, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 8, 2010	CIBELLI CAPITAL MANAGEMENT, L.L.C.

	By:	/s/ Mario Cibelli
		Name:	Mario Cibelli
		Title:	Managing Member

MARATHON PARTNERS, L.P.

By:	Cibelli Capital Management, L.L.C.
General Partner

By:	/s/ Mario Cibelli
	Name:	Mario Cibelli
	Title:	Managing Member

CIBELLI RESEARCH & MANAGEMENT, L.L.C.

By:	/s/ Mario Cibelli
	Name:	Mario Cibelli
	Title:	Managing Member

MARATHON FOCUS FUND, L.P.

By:	Cibelli Research & Management, L.L.C.
General Partner

By:	/s/ Mario Cibelli
	Name:	Mario Cibelli
	Title:	Managing Member

/s/ Mario Cibelli
MARIO CIBELLI